UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SOLTA MEDICAL, INC.
(Exact name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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EXPLANATORY NOTE

On April 23, 2012, Solta Medical, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission. This filing amends the Proxy Statement in order to correct the Company’s disclosure on page 3 of the Proxy Statement regarding what votes are required for “Proposal One—Election of Directors”. The Proxy Statement previously disclosed that stockholders entitled to vote may vote either “FOR” or “AGAINST” each director nominee, or “ABSTAIN” from voting, and further stated that abstentions will not be considered to be votes cast for the election of directors and will not affect the outcome of the election of directors. This disclosure on page 3 of the Proxy Statement does not properly reflect the format of the proxy card and is therefore corrected and restated as follows:

What votes are required for the items subject to approval at the meeting?

The vote required to approve each item of business and the method for counting votes is set forth below:

Election of Directors. Each director nominee receiving a majority of the shares represented in person or by proxy and entitled to vote will be elected to serve as a Class III director. You may vote either “FOR” or “WITHHOLD” your vote for each director nominee. If you choose to “WITHHOLD”, your withhold vote has the same effect as a vote “AGAINST” each director nominee.

Ratification of Independent Registered Public Accounting Firm and Advisory Vote on Executive Compensation. For the ratification of the appointment of our independent registered public accounting firm and for the advisory vote on executive compensation, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business. If you choose to “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

Amendment of the Amended and Restated Certificate of Incorporation. For the amendment of our amended and restated certificate of incorporation, the affirmative “FOR” vote of 66-2/3% of the shares of our common stock issued and outstanding will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business. If you choose to “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

If you provide specific written instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the board (“FOR” our nominees to the board, “FOR” ratification of the independent registered public accounting firm, “FOR” the advisory vote on executive compensation, “FOR” the amendment of our amended and restated certificate of incorporation and in the discretion of the proxy holders on any other matters that properly come before the meeting).